Exhibit 3(a)

                Amended and Restated Certificate of Designation,
                    Preferences and Rights of Preferred Stock


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           AMENDED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                          OF PREFERRED STOCK, SERIES A
                                       OF
                                ALOTTAFUN!, INC.

         ALOTTAFUN!, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter "Corporation"), in accordance with the provisions of ss.151(g) of the Delaware General Corporation Law, does hereby certify:

         FIRST: The Certificate of Incorporation of the Corporation expressly grants to the Board of Directors of the Corporation authority to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series.

         SECOND: Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors, acting by written consent pursuant to ss.141 of the Delaware General Corporation Law, duly approved and adopted a resolution authorizing amended and restated rights, qualifications, limitations and restrictions of the Corporation's Preferred Stock, Series A, as follows:

         RESOLVED, that the number of shares, voting power, designation, preference, conversion, relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Corporation's Preferred Stock, Series A, are hereby amended and restated in their entirety as follows:

         1. Designation. The designation of the series of preferred stock created by this resolution shall be Series A Preferred Stock, $.0001 par value (hereinafter "Series A Preferred Stock"), and the number of shares constituting such series shall be 2,000,000. The Series A Preferred Stock shall rank prior to the common stock of the Corporation (hereinafter "Common Stock") with respect to the distribution of assets.

         2. Dividend Rights. The holders of shares of Series A Preferred Stock shall not be entitled to receive dividends.

         3. Voting Rights. The holders of Series A Preferred Stock shall be entitled to twenty (20) votes for each share held on all matters on which the holders of Common Stock are entitled to vote and shall vote together with the holders of Common Stock and not as a separate class or series.

         4. Reacquired Shares. Shares of Series A Preferred Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.


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         5. No Sinking Fund.  Shares of Series A Preferred Stock are not subject to the operation of a sinking fund.

         6.     Conversion Rights.

                  a. Conversion Formula. Any holder of shares of the Corporation's Series A Preferred Stock may convert each such share of Series A Preferred Stock into five (5) shares of the Common Stock of the Corporation at any time.

                  b. Fractional Shares No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. Any shares of Series A Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for $10.00 per share, payable as promptly as possible whenever funds are legally available therefor.

                  c. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and all accrued unpaid cumulative dividends through the Conversion Date. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders or such shares of Common Stock on such date (the "Conversion Date").

                  d. Stock Splits, etc. If the number of shares of Common Stock issued and outstanding at any time after the effective date of this Resolution is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be appropriately adjusted by the Board of Directors of the Corporation so that the holder of any Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock that he would have owned immediately following such stock dividend or split action had such Series A Preferred Stock been converted immediately prior thereto.


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                  e.  Reverse  Stock  Splits,  etc.  If the  number of shares of
                  Common Stock issued and outstanding at any time after the effective date of this Resolution is decreased by a reverse stock split, the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be appropriately adjusted so that the holder of any Series A Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock that he would have owned immediately following such reverse stock split action had such Series A Preferred Stock been converted immediately prior thereto.

                  f. Reorganizations, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other person, firm or corporation, or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other person, firm or corporation, each share of Series A Preferred Stock shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of stock or other securities or property to which the Common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of such Series A Preferred Stock would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the Series A Preferred Stock.

                  g. Notice of Adjustments. Whenever the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be adjusted as provided herein, the Corporation shall forthwith file, at the office of any conversion agent for the Series A Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of Series A Preferred Stock at its address appearing on the Corporation's records. The Corporation's independent public accountants shall sign each such statement.


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                  h. Treasury Stock.  For the purposes of this  Resolution,  the
                  sale  or  other   disposition  of  any  Common  Stock  of  the
                  Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

                  i. Taxes. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such Common Stock in a name other than that of the holder of the Series A Preferred Stock in respect of which such shares are being issued.

                  j. Reserve Shares. The Corporation shall reserve at all times so long as any Series A Preferred Stock remains outstanding, free from preemptive rights, out of either or both of its treasury stock or its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding Series A Preferred Stock.

                  k. Governmental Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of Series A Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the Series A Preferred Stock is then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

                  l. Valid Issue. All shares of Common Stock which may be issued upon conversion of the Series A Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.



         THIRD:   No shares of Series A Preferred Stock have been issued.



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         IN WITNESS  WHEREOF,  the  Corporation  has  caused  this  Amended  and
Restated Certificate of Designation, Preferences and Rights of Preferred Stock, Series A, to be signed by its President and attested by its Secretary whereby said President affirms, under the penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true, this 23rd day of February, 1999.

                                                     ALOTTAFUN!, INC.

                                                     By:
                                                        ----------------------
                                                        Michael Porter
                                                        President
Attest:
By:
   --------------------
   Michael Porter
   Secretary








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